 Exhibit 99.1

Avadel Pharmaceuticals Completes Enrollment in the REST-ON Phase 3 Pivotal Trial of FT218 for Excessive Daytime Sleepiness and Cataplexy in Patients with Narcolepsy

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A total of 212 patients enrolled in the REST-ON study exceeds the trial’s enrollment target of 205

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Topline data from the REST-ON study expected in Q2 2020

DUBLIN, Ireland, December 17, 2019 -- Avadel Pharmaceuticals plc (Nasdaq: AVDL), a company focused on developing FT218, an investigational, once-nightly formulation of sodium oxybate for treating excessive daytime sleepiness and cataplexy in patients with narcolepsy, announced today that it has completed patient enrollment in the REST-ON Phase 3 clinical trial for FT218. The REST-ON study has enrolled a total of 212 patients, which includes additional patients who were in the screening process when the study achieved its enrollment target of 205 patients. The last patient last visit (LPLV) is expected to occur by the end of the first quarter of 2020, with topline data expected in the second quarter of 2020.

“We’re excited to complete enrollment in our pivotal Phase 3 REST-ON study and move towards completing the study in the next three months. As a result, the study is on schedule to allow us to announce topline data in the second quarter of 2020,” stated Dr. Jordan Dubow, Chief Medical Officer. “We’ve experienced strong interest in FT218 and the REST-ON study from across the narcolepsy community, which we believe is mostly centered around the once-nightly dosing formulation of FT218. FT218’s once-nightly dosing may be safer in treating patients with narcolepsy than the previously-approved sodium oxybate product due to that product’s twice-nightly dosing regimen.”

Based on the Company’s industry research, it believes FT218, if approved by the FDA, has the potential to take a significant share of the twice-nightly sodium oxybate market. Currently, this market is valued at an estimated annualized rate of $1.7 billion1.

About FT218

FT218 is an investigational, once-nightly formulation of Micropump™ controlled-release (CR) sodium oxybate. The company is currently conducting the REST-ON study, a double-blind, randomized, placebo-controlled Phase 3 trial, to assess the efficacy and safety of FT218 in the treatment of excessive daytime sleepiness and cataplexy in patients suffering from narcolepsy. FT218 has been granted Orphan Drug Designation from the U.S. Food and Drug Administration (FDA) for the treatment of narcolepsy. The designation was granted on the plausible hypothesis that FT218 may be clinically superior to the twice-nightly formulation of sodium oxybate already approved by the FDA for the same indication. In particular, FT218 may be safer due to ramifications associated with the dosing regimen of the previously-approved product.

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is an emerging biopharmaceutical company. The Company’s primary focus is the development and potential FDA approval of FT218, which is in a Phase 3 clinical trial for the treatment of narcolepsy patients suffering from excessive daytime sleepiness (EDS) and cataplexy. In addition, Avadel develops and markets a portfolio of sterile injectable drugs used in the hospital setting. For more information, please visit www.avadel.com.

Footnote:

1. Annualized Xyrem revenues from Jazz Pharmaceuticals Q3 2019 earnings press release, November 5, 2019

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects, or other events. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof (if applicable).

Our forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, our business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results of our research, development and commercialization activities and the results of our business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in our forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the Securities and Exchange Commission on March 15, 2019 and subsequent filings.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. We do not undertake any obligation to publicly update or revise the forward-looking statements contained in this Annual Report.

Contacts:

Tom McHugh

Chief Financial Officer

Phone: (636) 449-1843

Email: tmchugh@avadel.com

Tim McCarthy

LifeSci Advisors, LLC

Phone: (212) 915.2564

Email: tim@lifesciadvisors.com